UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206, Rockville Centre, New York, 11570

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into A Definitive Agreement

Item 3.02          Unregistered Sales of Equity Securities

On January 26, 2012, Direct JV Investments Inc. ("JV"), a wholly-owned subsidiary of Forex International Trading Corp. (the “Company”), and Vulcan Oil & Gas Inc. ("Vulcan"), entered into an agreement whereby JV agreed to provide funding to certain alternative, green and solar energy projects that Vulcan was associated with, in exchange for a 40% interest in Vulcan’s portion of such projects (the “Joint Venture”).

On January 7, 2013, JV, the Company and Vulcan entered into an agreement pursuant to which the parties terminated the Joint Venture and Company issued a Convertible Promissory Note to Vulcan in the aggregate principal amount of $500,000 (the “Forex Note”) and, in consideration for the Company issuing the Forex Note, Vulcan issued to the Company a Secured and Collateralized Promissory Note in the principle amount of $400,000 which included the Investment (the “Vulcan Note”).

Leova Dobris ("Holder") claims that prior to December 15, 2012, a debt cash investment in the amount of $50,000 (the "Vulcan Debt Investment") was made by Holder or on Holder's behalf in order to fund Vulcan and that the Company had guaranteed the Vulcan Investment made by Holder. Vulcan has since been dissolved and, prior to Vulcan's dissolution, Vulcan failed to pay Holder the Vulcan Debt Investment and assigned the Forex Note to Holder. Holder has threatened to commence litigation against the Company in connection with its claimed guarantee of the Vulcan Debt Investment and to proceed with litigation against the Company in connection with the Forex Note.

On November 14, 2014, the Company entered into a Settlement Agreement with Holder pursuant to which the Company, in consideration of a full release from and against any and all claims, agreed to issue to Holder 1,000,000 shares of restricted common stock (the “Settlement Shares”) at a cost basis of $0.12 per share representing aggregate consideration of $120,000. Holder may, at any time prior to June 30, 2015, convert the Settlement Shares into Series D Preferred Shares with a stated value of $120,000, a conversion price of $0.12 and liquidation and dividend rights to be determined.

The Settlement Shares were issued to Holder in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated thereunder. Holder is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of the Agreement involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01          Financial Statements and Exhibits

Exhibit Number	Description

10.1	Settlement Agreement by and between Forex International Trading Corp. and Leova Dobris dated November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:/s/Igwekali Reginald Emmanue
Name: Igwekali Reginald Emmanuel
Title: CEO, President, Secretary,
Treasurer and Chairman

Date: November 19, 2014

          Rockville Centre, New York